Exhibit 99.1

FOR IMMEDIATE RELEASE
July 15, 2009

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE SECOND QUARTER 2009.

Earnings Summary
(in thousands except per share data)	2Q 2009	1Q 2009	2Q 2008	6 Months 2009	6 Months 2008
Net income	$5,955	$7,363	$8,620	$13,318	$17,165
Earnings per share	$0.39	$0.49	$0.58	$0.88	$1.14
Earnings per share (diluted)	$0.39	$0.48	$0.57	$0.88	$1.13

Return on average assets	0.78%	1.00%	1.19%	0.89%	1.19%
Return on average equity	7.54%	9.52%	11.21%	8.52%	11.20%
Efficiency ratio	63.01%	64.06%	57.25%	63.53%	56.82%
Tangible Common Equity	8.40%	8.34%	8.52%	8.40%	8.52%

Dividends declared per share	$0.30	$0.30	$0.29	$0.60	$0.58
Book value per share	$20.85	$20.74	$20.43	$20.85	$20.43

Weighted average shares	15,127	15,076	14,989	15,101	14,995
Weighted average shares (diluted)	15,219	15,193	15,152	15,194	15,145

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the quarter ended June 30, 2009 of $6.0 million or $0.39 per basic share compared to $7.4 million or $0.49 per basic share earned during the quarter ended March 31, 2009 and $8.6 million or $0.58 per basic share earned during the second quarter of 2008.  YTD June 30, 2009 earnings per basic share are $0.88 compared to $1.14 for the same period in 2008.

CTBI continues to maintain a significantly higher level of capital than required by regulatory authorities to be designated as well-capitalized.  On June 30, 2009, our Tangible Common Equity/Tangible Assets Ratio remained significantly higher than our peer institutions at 8.40%, our Tier 1 Leverage Ratio of 10.25% was 525 basis points higher than the 5.00% required, our Tier 1 Risk-Based Capital Ratio of 12.95% was 695 basis points higher than the required 6.00%, and our Total Risk-Based Capital Ratio of 14.20% was 420 basis points higher than the 10.00% regulatory requirement for this designation.

Second Quarter 2009 Highlights

❖
CTBI's basic earnings per share decreased 20.4% from prior quarter and 32.8% from prior year second quarter as the FDIC special assessment and regular FDIC premiums impacted earnings by $1.7 million and allocations to the loan loss reserves increased by $2.5 million.  The increase in loan loss reserves supports loan growth of $44.6 million and increased charge offs as problem commercial real estate loans with specific reserves are working through a slow legal process.

❖	Our tangible common equity/tangible assets ratio remains strong at 8.40%.

❖
While the net interest margin increased by 2 basis points during the quarter ended June 30, 2009, pressure continues on our net interest margin due to the current interest rate environment and economic conditions.  Our net interest margin for the quarter decreased 25 basis points from the same quarter prior year.

❖	Noninterest income for the second quarter 2009 increased 1.9% over prior quarter and 13.2% over prior year second quarter.

❖	Noninterest expense increased 3.1% from prior quarter and 13.1% from prior year second quarter primarily due to an increase in FDIC Insurance discussed previously.

❖	During the quarter, two of our branches were consolidated for efficiency and accessibility resulting in a $0.2 million charge for additional depreciation.

❖
Expenses associated with group medical and life insurance decreased $0.3 million at June 30, 2009 to $0.5 million, YTD 2009 expense is $1.3 million compared to $2.1 million for the same period in 2008.

❖
Nonperforming loans increased $7.4 million at June 30, 2009 to $59.6 million compared to $52.2 million at prior quarter end and $44.2 million for prior year quarter ended June 30, 2008.  The increase in nonperforming loans was in the 90 day and accruing classification and is primarily attributed to two loans totaling $6.0 million which have been determined to be well secured and in the process of collection.  Nonperforming assets (nonperforming loans plus OREO) increased $12.6 million from prior quarter-end, March 31, 2009, and $26.7 million from prior year quarter-end, June 30, 2008.

❖
Loan loss provision for the quarter ended June 30, 2009 was $4.5 million compared to $2.0 million for the quarter ended March 31, 2009.  YTD loan loss provision of $6.5 million is a $1.5 million increase from the $5.0 million for the same period in 2008.

❖	Our loan portfolio grew $44.6 million, an annualized rate of 7.7%, during the quarter with growth in all major categories. Year over year loan growth is $106.6 million or 4.7%.

❖	Our investment portfolio increased $27.1 million for the quarter but declined $17.9 million year over year.

Net Interest Income

    The Company saw modest improvement in its net interest margin of 2 basis points from prior quarter and experienced a decrease of 25 basis points compared to the quarter ended June 30, 2008.  Net interest income for the quarter increased 3.8% from prior quarter and decreased 1.1% from prior year second quarter, although average earning assets increased 2.3% and 5.5%, respectively, for the same periods.  The Company’s balance sheet is asset sensitive in the short time period but liability sensitive at the one year time period.  Deposit repricing is occurring more slowly than loan repricing placing pressure on the margin; however, current margin improvement from repricing is evidenced as the yield on average earnings assets decreased 14 basis points from prior quarter in comparison to the 19 basis point decrease in the cost of interest bearing funds during the same period.  Net interest income increased $0.9 million from prior quarter.  YTD 2009 net interest income was $49.9 million compared to $52.0 million for the same period in 2008.  Average earnings assets for the quarter ending June 30, 2009 increased $63.0 million from prior quarter and 2009 YTD average earning assets increased $127.5 million from the six months ended June 30, 2008.

Noninterest Income

Noninterest income for the second quarter 2009 increased 1.9% over prior quarter and 13.2% over prior year first quarter.  The quarter over quarter increase included a $0.6 million increase in deposit service charges and a $0.7 million increase in loan related fees driven primarily by a $0.5 million increase in the fair value of our mortgage servicing rights. The increase from prior year second quarter included a $0.8 million increase in gains on sales of loans and a $0.4 million increase in loan related fees related to the fair value adjustment of mortgage servicing rights. Losses on sales of securities for the 2nd quarter 2009 were $4 thousand compared to a securities gain for the 1st quarter 2009 of $0.5 million.

Noninterest Expense

  Noninterest expense for the quarter increased 3.1% from prior quarter and 13.1% from prior year second quarter primarily due to an increase in FDIC insurance costs of $1.7 million driven by a one time assessment imposed by the Federal Deposit Insurance Corporation of $1.3 million to be paid during September 2009 but assessed as of June 30, 2009.  The Company continues to experience higher legal fees, repossession expenses and other real estate owned expenses as it continues to work through problem loans associated with the decline in the real estate market in Central Kentucky.  Personnel costs decreased by $0.6 million quarter over quarter as the Company experienced reduced health care costs and increased capitalization of loan related personnel costs.

Balance Sheet Review

The Company’s total assets at $3.0 billion increased 0.5% from prior quarter and 5.5% from prior year.  Loans outstanding at June 30, 2009 were $2.4 billion reflecting an annualized 7.7% growth during the quarter and a 4.7% growth from June 30, 2008.  The growth occurred in all segments of the portfolio with consumer loans increasing by $22.8 million, commercial loans increasing by $14.4 million and residential real estate increasing by $7.7 million.  CTBI's investment portfolio increased an annualized 37.4% from prior quarter and decreased 5.4% from prior year.  Federal funds sold and deposits in other banks decreased $56.7 million quarter over quarter and increased $61.8 million year over year.  Deposits, including repurchase agreements, at $2.5 billion increased an annualized 2.2% from prior quarter and 5.2% from prior year.

Shareholders’ equity at June 30, 2009 was $316 million compared to $313 million at March 31, 2009 and $306.2 million at June 30, 2008.  CTBI's annualized dividend yield to shareholders as of June 30, 2009 was 4.49%.

Asset Quality

CTBI's total nonperforming loans were $59.6 million at June 30, 2009 compared to $52.2 million at March 31, 2009 and $44.2 million at June 30, 2008.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Foreclosed properties increased during the second quarter 2009 to $20.4 million from the $15.2 million at March 31, 2009 and the $9.1 million at June 30, 2008, as problem real estate loans are slowly moving through the legal system, which remains strained due to current economic conditions and CTBI continues working through a prolonged foreclosure process.  Sales of foreclosed properties during the second quarter 2009 totaled $1.9 million while new foreclosed properties totaled $7.3 million.  Our nonperforming loans and foreclosed properties remain primarily concentrated in our Central Kentucky Region.

Net loan charge-offs for the quarter of $3.7 million, or 0.63% of average loans annualized, was an increase from prior quarter's and from the prior year second quarter’s  0.38%.  Of the total net charge offs of $3.7 million, $2.6 million was charged off in commercial loans with specific reserve allocations for these loans of $2.1 million or 81% of total commercial loan charge offs.  Residential real estate and other consumer loans are not generally provided a specific allocation during the credit review process.   Allocations to loan loss reserves were $4.5 million for the quarter ended June 30, 2009 compared to $2.0 million for the quarter ended March 31, 2009 and $2.6 million for the quarter ended June 30, 2008.  Our loan loss reserves as a percentage of total loans outstanding at June 30, 2009 increased to 1.32% from the 1.31% at March 31, 2009 and from the 1.28% at June 30, 2008.  The adequacy of our loan loss reserves is analyzed quarterly and adjusted as necessary with a focus on maintaining appropriate reserves for potential losses.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.0 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, and five trust offices across Kentucky.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2009
(in thousands except per share data and # of employees)

	Three	Three	Three	Six	Six
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Interest income	$37,925	$37,676	$41,670	$75,601	$86,350
Interest expense	12,516	13,202	15,988	25,718	34,360
Net interest income	25,409	24,474	25,682	49,883	51,990
Loan loss provision	4,522	1,981	2,648	6,503	5,017

Gains on sales of loans	1,309	1,931	494	3,240	1,040
Deposit service charges	5,517	4,949	5,503	10,466	10,602
Trust revenue	1,249	1,162	1,298	2,411	2,489
Loan related fees	1,494	748	1,079	2,242	1,378
Securities gains	(4)	519	-	515	(50)
Other noninterest income	1,390	1,444	1,307	2,834	2,965
Total noninterest income	10,955	10,753	9,681	21,708	18,424

Personnel expense	10,650	11,268	10,600	21,918	21,311
Occupancy and equipment	2,983	2,923	2,822	5,906	5,501
Amortization of core deposit intangible	158	159	159	317	317
Other noninterest expense	9,334	8,072	6,862	17,406	13,315
Total noninterest expense	23,125	22,422	20,443	45,547	40,444

Net income before taxes	8,717	10,824	12,272	19,541	24,953
Income taxes	2,762	3,461	3,652	6,223	7,788
Net income	$5,955	$7,363	$8,620	$13,318	$17,165

Memo: TEQ interest income	$38,257	$37,967	$42,015	$76,224	$87,062

Average shares outstanding	15,127	15,076	14,989	15,101	14,995
Basic earnings per share	$0.39	$0.49	$0.58	$0.88	$1.14
Diluted earnings per share	$0.39	$0.48	$0.57	$0.88	$1.13
Dividends per share	$0.30	$0.30	$0.29	$0.60	$0.58

Average balances:
Loans, net of unearned income	$2,353,145	$2,352,178	$2,264,175	$2,352,664	$2,251,892
Earning assets	2,847,219	2,784,261	2,697,670	2,815,914	2,688,369
Total assets	3,058,711	2,991,982	2,915,382	3,025,531	2,907,957
Deposits	2,407,260	2,363,123	2,301,477	2,385,314	2,295,194
Interest bearing liabilities	2,235,108	2,190,415	2,137,503	2,212,885	2,139,844
Shareholders' equity	316,774	313,680	309,269	315,235	308,115

Performance ratios:
Return on average assets	0.78%	1.00%	1.19%	0.89%	1.19%
Return on average equity	7.54%	9.52%	11.21%	8.52%	11.20%
Yield on average earning assets (tax equivalent)	5.39%	5.53%	6.26%	5.46%	6.51%
Cost of interest bearing funds (tax equivalent)	2.25%	2.44%	3.01%	2.34%	3.23%
Net interest margin (tax equivalent)	3.63%	3.61%	3.88%	3.62%	3.94%
Efficiency ratio (tax equivalent)	63.01%	64.06%	57.25%	63.53%	56.82%

Loan charge-offs	$4,511	$3,059	$2,818	$7,570	$5,228
Recoveries	(812)	(856)	(667)	(1,668)	(1,253)
Net charge-offs	$3,699	$2,203	$2,151	$5,902	$3,975

Market Price:
High	$31.29	$37.17	$31.96	$37.17	$31.96
Low	25.62	22.55	26.25	22.55	23.38
Close	26.75	26.75	26.26	26.75	26.26

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2009
(in thousands except per share data and # of employees)

	As of	As of	As of
	June 30, 2009	March 31, 2009	June 30, 2008
Assets:
Loans, net of unearned	$ 2,380,255	$ 2,335,607	$ 2,273,646
Loan loss reserve	(31,422)	(30,599)	(29,096)
Net loans	2,348,833	2,305,008	2,244,550
Loans held for sale	600	3,085	1,494
Securities AFS	298,006	267,003	306,869
Securities HTM	19,875	23,782	29,296
Other equity investments	29,048	29,045	28,703
Other earning assets	72,841	129,570	10,994
Cash and due from banks	84,289	86,646	84,169
Premises and equipment	51,096	51,280	52,448
Goodwill and core deposit intangible	66,024	66,183	66,658
Other assets	66,266	60,597	53,163
Total Assets	$ 3,036,878	$ 3,022,199	$ 2,878,344

Liabilities and Equity:
NOW accounts	$ 19,364	$ 20,170	$ 17,939
Savings deposits	644,568	646,744	625,574
CD's >=$100,000	477,467	464,265	434,352
Other time deposits	789,390	783,165	752,581
Total interest bearing deposits	1,930,789	1,914,344	1,830,446
Noninterest bearing deposits	463,164	469,096	447,677
Total deposits	2,393,953	2,383,440	2,278,123
Repurchase agreements	152,290	148,707	142,453
Other interest bearing liabilities	141,749	148,546	120,030
Noninterest bearing liabilities	33,311	28,892	31,587
Total liabilities	2,721,303	2,709,585	2,572,193
Shareholders' equity	315,575	312,614	306,151
Total Liabilities and Equity	$ 3,036,878	$ 3,022,199	$ 2,878,344

Ending shares outstanding	15,134	15,076	14,989
Memo: Market value of HTM securities	$ 20,409	$ 24,150	$ 29,157

90 days past due loans	$ 20,064	$ 12,760	$ 15,651
Nonaccrual loans	39,511	39,406	28,501
Restructured loans	-	-	-
Foreclosed properties	20,369	15,176	9,076

Tier 1 leverage ratio	10.25%	10.38%	10.52%
Tier 1 risk based ratio	12.95%	13.08%	13.40%
Total risk based ratio	14.20%	14.33%	14.65%
Tangible common equity/tangible assets ratio	8.40%	8.34%	8.52%
FTE employees	1,007	996	1,006

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
June 30, 2009
(in thousands except per share data and # of employees)

Community Trust Bancorp, Inc. reported earnings for the three and six months ending June 30, 2009 and 2008 as follows:

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
Net income	$5,955	$8,620	$13,318	$17,165

Basic earnings per share	$0.39	$0.58	$0.88	$1.14

Diluted earnings per share	$0.39	$0.57	$0.88	$1.13

Average shares outstanding	15,127	14,989	15,101	14,995

Total assets (end of period)	$3,036,878	$2,878,344

Return on average equity	7.54%	11.21%	8.52%	11.20%

Return on average assets	0.78%	1.19%	0.89%	1.19%

Provision for loan losses	$4,522	$2,648	$6,503	$5,017

Gains on sales of loans	$1,309	$494	$3,240	$1,040